FACTORING AND SECURITY AGREEMENT

This Factoring and Security Agreement, dated as of October 28, 2009 is between South Atlantic Traffic Corporation, a Florida corporation, which sometimes uses the name SATCO (collectively the "Client") and Benefactor Funding Corp., a Colorado corporation (the "Factor").
In consideration of the respective promises, representations, warranties, covenants and agreements contained herein, Client and Factor agree as follows:

1. PURCHASE AND SALE OF ACCOUNTS RECEIVABLE
(a) Client hereby sells, assigns, transfers, conveys and delivers to Factor, and Factor purchases and accepts from Client upon the terms and conditions set forth herein, all of Client's right, title and interest in and to (i) all accounts receivable which are accepted for purchase by Factor as described in Section 1(b) (any and all accounts receivable which are created by Client, whether or not Factor accepts and purchases them, are defined herein as "Accounts"; the term "Accepted Accounts" is defined herein as Accounts which are accepted for purchase by Factor) and (ii) all guarantees and security for Accepted Accounts, and all merchandise or Client services represented by Accepted Accounts, including all of Client's rights to returned goods and rights of stoppage in transit, replevin and reclamation as an unpaid vendor (with respect to each Accepted Account, such guarantees, security and rights are called "Rights").
(b) Client shall submit Accounts to Factor, to be put on a schedule of accounts ("Schedule") in the form of Exhibit A.  Factor is only obligated to purchase Accounts when it accepts the Accounts by signing the Schedule; any Accounts which are crossed out by Factor are not accepted for purchase.  Factor may refuse to purchase any Account for any reason whatsoever, in Factor’s sole discretion.  It is hereby agreed and understood that Factor may verify, with the Account Debtor (each of the terms "Account Debtor" and “Debtor” is defined herein as a customer of Client), the amount, validity, due date and absence of adjustments and offsets, of some or all of the Accounts prior to Factor's acceptance of such Accounts.
(c) At the time the Schedule is presented, Client shall also deliver to Factor the original and/or a copy of an invoice for each Account, together with evidence of shipment and the Account Debtor's purchase order.
(d) Each and every payment on each and every Accepted Account by an Account Debtor, or any other person or entity, is the sole property of Factor.
(e) Prior to Factor's acceptance and purchase of any Account from a particular Account Debtor, Client shall deliver to Factor an agreement in the form of Exhibit B hereto ("Customer Agreement").
(f) Invoices should plainly state on their face that the amounts payable thereunder have been assigned to and are payable to Benefactor Funding Corp. and billing on such invoice shall constitute an assignment to BeneFactor Funding Corp. of the accounts thereby represented whether or not a specific written assignment was executed.
(g) Upon signing this Agreement, Client shall sign all UCC financing statements requested by Factor and, simultaneously with the initial funding pursuant to this Agreement, Client shall pay to Factor a one-time UCC fee of $750.00

2. PURCHASE PRICE.
The Purchase Price for each Accepted Account shall be equal to (i) the face amount of such Accepted Account less  (ii) the Commission, and less (iii) the Factor's Fee, and less (iv) the amount of any trade or cash discounts, credits or allowances, set-offs or any other reductions or adjustments to such Accepted Account. The Commission for each Accepted Account shall equal 1.88% of the face amount of the Accepted Account, and shall compensate Factor for Factor's purchase and handling of the Accepted Account. The Factor's Fee compensates Factor for Factor’s administration, monitoring, collection and reporting activities with respect to each Accepted Account and shall be determined by the number of days from the date of Factor's Initial Payment (as defined below) on the Accepted Account to Client to the date of Account Debtor's full payment of the Accepted Account to Factor as follows: 0% of the face amount of the Accepted Account for one to thirty days, and .63% of such face amount for each one to ten day period thereafter (with the .63% earned on the first day of each such one to ten day period.)  Upon purchase of an Accepted Account from Client, Factor shall make an initial payment of the Purchase Price to Client ("Initial Payment") in the amount of 80% (unless otherwise specified in the applicable Exhibit A) of the face amount of such Accepted Account.  The difference between the face amount of an Accepted Account and the Initial Payment shall go into the Reserve Account (as defined in Section 4 below). "Full payment" of an Accepted Account by an Account Debtor shall occur when Factor receives a check for the full amount of the Accepted Account from the Account Debtor and such check clears and becomes available for Factor's use.
Client agrees to sell and assign to Factor a minimum of $500,000 of accounts receivable for each month that this Agreement is in effect beginning with October 2009 and if such minimum isn’t met, Factor will charge Client an amount equal to 1.88% times $500,000 less the actual amount of receivables sold for each such month, either by charging the Reserve Account or invoicing Client.  Client and Factor agree that Client’s right to terminate the Agreement pursuant to Section 11 is subject to the minimums in this paragraph.

3. RECOURSE PROVISIONS.
(a) All Accepted Accounts shall be purchased by Factor with recourse against Client.  The term "Recourse Event" shall include, without limitation, the following: (i) a breach of any representation or warranty or covenant of this Agreement by Client;  (ii) the existence of any dispute of any kind, regardless of validity, now or hereafter arising, between Client and an Account Debtor, or between an Account Debtor and Factor, that is asserted by an Account Debtor as a basis for refusing to pay all or part of any Accepted Account ("Dispute"); (iii) the assertion by any Account Debtor, or by a bankruptcy trustee or any other party which is acting for an Account Debtor,  of a claim of loss, counterclaim, refund, credit, return of goods, return of payment or offset of any kind against Client or Factor ("Claim"); and  (iv) non-payment by the Account Debtor of the full amount of any Accepted Account 91 days after the purchase of such Accepted Account by Factor, or, if Factor believes, in Factor’s sole judgment, at any time prior to such 91st day, that the Account Debtor may be unable or unwilling to pay any Accepted Account; Client and Factor hereby agree that any Accepted Account covered by clause (iv) is a "defective good". Upon the occurrence of any event described in clauses (i), (ii), (iii) or (iv) of the preceding sentence, Client will immediately pay to Factor, on the Accepted Account which is subject to the Recourse Event, the amount of the Initial Payment on the Accepted Account plus the Commission on the Accepted Account and plus the aggregate Factor's Fee on the Accepted Account for all days from the Initial Payment on such Accepted Account to the time of Client’s payment in full of the Accepted Account.  If Factor does not receive an immediate payment from Client, Factor may, in addition to any other remedies available to Factor under this Agreement, immediately charge back to Client (and/or, at Factor’s sole option, repurchase) any Accepted Account which is subject to a Recourse Event by taking funds out of the Reserve Account, or immediately exercise the remedies described in Section 10.  With Factor's agreement, Client may assign other accounts receivable which are acceptable to Factor, in substitution for an Accepted Account which is subject to a Recourse Event.
(b) Factor may charge the Reserve Account with the amount of any Account Debtor Repayment (as defined below).  An “Account Debtor Repayment” shall refer to a payment made by Factor to an Account Debtor of Client to reimburse the Account Debtor for a payment theretofore made by the Account Debtor to the Factor other than on account of an Accepted Account.
(c) Client shall notify Factor of any Recourse Event immediately.
(d) Factor may settle any Dispute or Claim directly with Account Debtor; such settlement does not relieve Client of final responsibility for payment of any such Accepted Account.

4. RESERVE ACCOUNT.
(a) Factor shall create and maintain at all times a reserve account ("Reserve Account") for all Accepted Accounts equal to the difference between the aggregate face amounts and the aggregate Initial Payments on all Accepted Accounts.  Factor may, in addition to any other remedies available to Factor under this Agreement, charge back to Client by taking funds out of the Reserve Account, any amount for which Client may be obligated to Factor at any time; such amounts include, without limitation, (i) any amounts which Client is obligated to pay Factor pursuant to the recourse provisions of Section 3, (ii) any damages suffered by Factor as a result of Client's breach of any provision of Section 5 hereof, (iii) any amount charged back to Client pursuant to Section 10 hereof, (iv) any other offsets or adjustments to any Accepted Account, and (v) reasonable attorneys fees and disbursements related to any of the foregoing.  If Factor receives payment on an Accepted Account from Account Debtor subsequent to the Accepted Account being charged against the Reserve Account pursuant to the preceding sentence, Factor will credit the Reserve Account by the amount of such payment.

(b) The Reserve Account shall be calculated and maintained on a regular basis, and any funds which are credited by Factor to Client’s Reserve Account as a result of collected invoices for Client, less all funds charged back to Client pursuant to this Section 4 ("Excess Reserve") shall be paid to Client weekly; provided, however, that Factor shall not be obligated to pay the Excess Reserve to Client if a Recourse Event or an Event of Default has occurred and is continuing.  If the Reserve Account at any time has a negative balance, Client shall pay to Factor immediately upon Factor’s demand the amount required to bring such balance to zero.  If Client shall cease selling Accounts to Factor, Factor shall not pay the Reserve Account to Client until all Accepted Accounts have been collected in full or charged against the Reserve Account, and all Commissions and Factor's Fees and other sums due Factor hereunder have been paid; if the Reserve Account has a negative balance after such collections, charges and fees, then Client shall make the applicable payment to Factor.  Factor may retain any amount held in the Reserve Account at any time until all of the conditions of Section 11 (b) hereunder are satisfied in full.  Factor may also retain any amount held in the Reserve Account at any time to meet Client’s minimum sale obligations pursuant to the second paragraph of Section 2 of this Agreement.
(c) Factor may, at Factor’s sole option and discretion, return payments for Client’s account to the applicable account debtor, and deduct such items from the Reserve Account; Client shall then seek such payments from the applicable account debtor.

5. CLIENT'S REPRESENTATIONS AND WARRANTIES.
Client represents and warrants to Factor that:
(a) Client is the sole owner and holder of each and every Account and all related Rights, and, upon Factor's purchase of any Account, Factor shall become the sole owner and holder of such Account and its related Rights; and each Account is free and clear of all liens, encumbrances, charges, security interests, rights to purchase, or other claims of any kind or nature, and none of such Accounts have been previously sold or assigned to any person or entity;
(b) There are no financing statements now on file in any public office governing any property of Client of any kind, real or personal, in which Client is named in or has signed as the debtor, except the financing statement or statements filed or to be filed with respect to this Agreement, or those statements now on file that have been disclosed in writing by Client to Factor.  Client will not execute any financing statement in favor of any other person or entity, except Factor, during the term of this Agreement;
(c) The full amount of each Account is due and owing to Client, and each Account is an accurate statement of a bona fide sale and delivery by Client and acceptance by an Account Debtor of merchandise or services.  Each Account is due and payable within 30 days or less, and is not contingent upon the fulfillment by Client of any further performance of any nature;
(d) The application ("Application") made by Client in connection with this Agreement, and the statements made in such Application are true and correct as of the time that this Agreement is executed;
(e) There are no actions, suits, proceedings, attachment proceedings, orders, or arbitration proceedings, pending or threatened, at law or in equity, against Client or any affiliate of Client or affecting the Accounts, before any federal, state, municipal or other governmental court, department, commission, board, agency or instrumentality.  Client will immediately notify Factor if any matter described in the preceding sentence arises; and
(f) Client is a corporation duly organized, validly existing and in good standing under the laws of Florida.  This Agreement and transactions contemplated hereby have been duly authorized by all necessary action by Client.

6. AFFIRMATIVE COVENANTS BY CLIENT.
Client covenants and agrees that, from the date hereof and until termination of this Agreement and payment in full of all Accepted Accounts to Factor, Client will:
(a) Pay all taxes or fees in relation to the Accounts and all goods sold or services rendered which give rise to Accounts;
(b) Hold in trust for Factor, and immediately notify and turn over to Factor, any payment on an Accepted Account whenever any such payment comes into Client's possession, whether such payment is by cash, check (payable to Client, Factor or both), money order, credit card, debit card or other form of payment.  Client shall also, where such payment is issued to the order of Client, immediately endorse the payment to the order of Factor.  If Client comes into possession of a check or other payment which consists of payments owing to both Client and Factor (i.e. the payment covers both Accepted Accounts and Accounts which were not purchased by Factor or other amounts owing to Client from Account Debtor), Client shall immediately endorse the check or other payment to Factor and turn it over to Factor who will then credit Client's portion to Client’s Reserve Account.  Client acknowledges that an Event of Default pursuant to Section 10 shall have occurred, and that Client will become subject to criminal prosecution and civil actions, if Client does not immediately turn over to Factor each and every payment on an Accepted Account which comes into Client's possession. In addition, if Client deposits or otherwise negotiates a check or other payment, or accepts a credit card or debit card payment, which, by the terms of this Section 6 (b), should have been turned over to Factor, Client shall pay Factor a misdirected payment fee equal to 20% of the amount of the check, credit or debit card payment, or other payment;
(c) Not factor, sell, transfer, pledge or give a security interest in any of its Accounts, other accounts receivable or other Collateral to any person or entity other than Factor;
(d) Notify Factor immediately if Account Debtor returns to Client any goods giving rise to an Accepted Account, and deliver such goods to Factor.  Client shall not intermingle such goods with Client's other property, as the goods are the property of Factor;
(e) Client shall not change its mailing address, principal place of business, chief executive office or its legal structure (i.e. from a proprietorship to a corporation, etc.), or merge with or acquire any other entity, or be acquired, without Factor's prior written consent;
(f) Immediately notify Factor of (i) any development which would materially and adversely affect the business, properties or financial condition of Client or any Account Debtor, the Accounts or the ability of Client to perform its obligations under this Agreement, and/or (ii) any actual or potential insolvency of Client or any Account Debtor;
(g) Give Factor not less than ten days prior written notice of any bankruptcy filing by Client; and
(h) Client will provide to Factor monthly accounts receivable and accounts payable agings and customer contact information, and proof of payment of payroll and other taxes, and quarterly financial statements, for the term of this Agreement.

7. SECURITY INTEREST AND COLLATERAL
In order to secure the payment and performance of all obligations of Client to Factor, whether presently existing or hereafter arising, Client hereby grants to Factor a security interest in and lien upon all of Client's right, title and interest in all of Client’s assets, which include, without limitation, (i) all of Client's accounts receivable, returned goods and related Rights, instruments, inventory, inventory proceeds, documents, contract rights, chattel paper, general intangibles and the proceeds and insurance proceeds thereof, now or hereafter owned by Client, or in which Client now or hereafter may have any rights, wherever located, (ii) the Reserve Account and all payments (if any) due or to become due to Client from the Reserve Account, and all other sums due from factors, (iii) all of Client's other properties and assets, which include, without limitation, equipment, machinery, products, furniture, fixtures, tools, raw materials, work in process and supplies, and the proceeds thereof, now or hereafter owned by Client, or in which Client now or hereafter may have any rights, wherever located, and (iv) the proceeds of any insurance policies covering any of the foregoing (collectively, the "Collateral"). Client agrees to comply with all appropriate laws in order to perfect Factor's security interest in and to the Collateral and to execute and deliver to Factor and/or file  UCC-1 Financing Statements and any other financing statement(s) or documents that Factor may require; Client in addition authorizes Factor to execute in Client’s name and file any and all UCC-1 Financing Statements and any other financing statement(s) or documents that Factor requires or deems necessary.  EGPI Firecreek, Inc. will sign a guaranty, which guaranty is acceptable to Factor and further secures Client's obligations hereunder.

8. COLLECTION OF ACCOUNTS.
Factor shall have the sole and exclusive power and authority to collect each Account, through legal action or otherwise, and may, in its sole discretion, settle, compromise or assign (in whole or in part) any Account, or otherwise exercise any other right now existing or hereafter arising with respect to any Account.  Without Factor’s prior written consent, Client shall not (a) attempt to collect any Account, (b) attempt to collect other non-factored accounts receivable when Factor has unpaid Accepted Accounts from the same Account Debtor, or (c) violate any of the terms of Exhibit B hereof  with respect to any applicable Account Debtor.  Any violation of this Section 8 is an Event of Default hereunder.

9. POWER OF ATTORNEY.
Client grants to Factor an irrevocable power of attorney authorizing and permitting Factor, at its option, without notice to Client, to do any or all of the following:
(a) Endorse the name of Client on any checks or other forms of payment whatsoever that may come into the possession of Factor regarding Accepted Accounts, any other accounts or Collateral;
(b) Pay, settle, compromise, prosecute or defend any Claim, Dispute, action, or other proceeding relating to Accepted Accounts or Collateral;
(c) To extend the time of payment of any or all Accepted Accounts and to make any discounts, offsets, allowances or other adjustments with reference thereto;
(d) Execute and file on behalf of Client any financing statement deemed necessary or appropriate by Factor to protect Factor's interest in and to the Accepted Accounts or Collateral, or under any provision of this Agreement; and
(e) To do all things necessary and proper in order to carry out this Agreement.
The power of attorney and authority granted to Factor herein is irrevocable until this Agreement is terminated and all Accepted Accounts have been paid in full and Client has satisfied in full all other obligations owed to Factor.

10. DEFAULTS AND REMEDIES
(a) An event of default ("Event of Default") shall be deemed to have occurred under this Agreement upon the happening of one or more of the following:
(A) Client shall fail to pay as and when due any amount of money owed to Factor;
(B) There shall be commenced by or against Client any voluntary or involuntary case under the federal Bankruptcy Code, or any assignment for the benefit of creditors, or any appointment of a receiver or custodian or trustee for any of Client's assets;
(C) Client shall become insolvent, or Client admits in writing its inability to pay its debts as they mature;
(D) A material and adverse change shall have occurred in Client's financial condition, business or operations, or Factor, in Factor’s sole discretion deems its position insecure or determines that the Collateral has lost value;
(E) Client shall have a federal, state or local tax lien filed against any of its properties, or shall fail to pay any federal, state or local tax when due, or shall fail to file any federal, state or local tax form as and when due, or shall have a notice of seizure against it sent out by any federal or state taxing authority;
(F) Any check or other payment described in Section 6(b) comes into Client's possession and Client does not immediately endorse and turn over such check or payment to Factor;
(G) A Recourse Event shall occur;
(H) Client shall stop selling and assigning new Accounts to Factor, or Factor shall stop purchasing new Accounts from Client, or Client shall give Factor notice of termination;
(I) Client violates any provision of Section 8 hereof; or
(J) Any event described in Section 12(h) and/or Section 12(i) occurs.

(b) If an Event of Default occurs, Factor may immediately exercise any and all of its rights and remedies with respect to Accounts and Collateral under this Agreement, the Uniform Commercial Code, and applicable law, which rights and remedies include, without limitation:  (A) the right to declare any amount owed by Client to Factor immediately due and payable; (B) enforcement of the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (C) entering the premises of Client and taking possession of the Collateral and of the records pertaining to the  Accounts and the Collateral;  (D) granting extensions, compromising claims and settling Accounts for less than face value, without prior notice to Client; (E) collecting and depositing all of Client’s accounts receivable, and the proceeds thereof, whether such accounts were purchased by Factor or not,  (F)  retaining any surplus realized from asset sales and holding Client liable for any deficiency as provided in the Uniform Commercial Code;  and (G) without limiting Factor's rights pursuant to Sections 3 and 4, to charge back to Client any and all amounts or obligations owed by Client to Factor by taking funds out of the Reserve Account. Client shall also pay Factor immediately upon demand for all damages, costs and losses caused to Factor which are in any way related to an Event of Default and/or Recourse Event, including, without limitation, all attorney's fees, court costs, disbursements, other collection expenses and all other expenses and costs incurred or paid by Factor to obtain performance or to enforce any covenant or agreement of Client hereunder.   In order to satisfy any amount owed by Client to Factor pursuant to this Agreement, Factor is hereby authorized by Client to initiate electronic debit or credit entries through the ACH system to each and every deposit account maintained by Client wherever such accounts are located.

11. TERM
(a) This Agreement shall become effective on the date hereof and shall continue in full force and effect for a period of six (6) months from the date hereof and will be automatically renewed for like periods thereafter, unless terminated by Client as of any anniversary date, by Client giving not less than sixty (60) days prior written notice to Factor or unless terminated by Factor at any time.  Notwithstanding the foregoing, Client may terminate this Agreement early at any time by giving Factor not less than sixty (60) days prior written notice, and Factor may terminate this Agreement early at any time without notice should any Event of Default or Recourse Event occur, provided that in either event, Client will be obligated to pay Factor in full for all amounts owing to Factor pursuant to this Agreement and for an additional early termination fee equal to the amounts calculated pursuant to the second paragraph of Section 2 for each and every remaining month of the term.   After termination of this Agreement and/or termination of Factor’s lien on the Collateral, Client shall remain fully responsible to Factor for any and all representations, warranties and covenants contained herein, and for any asserted claims and/or payment demands described in Section 12(h) and/or Section 12(i) no matter when such demands arise.

(b) This Agreement and all covenants, agreements, representations and warranties made herein, shall survive the purchase by Factor of the Accounts hereunder, and shall continue in full force and effect after termination of this Agreement.  Once this Agreement has been terminated and (i) Factor has received payment in full for all Accepted Accounts and all other amounts owing to Factor pursuant to this Agreement, (ii) all possible direct or contingent liabilities of Factor undertaken on behalf of Client have been released in writing by any and all beneficiaries thereof, whether such liabilities arose from a guaranty, promise, letter of credit, potential or actual bankruptcy preference or other similar claim, or otherwise, (iii) Factor has received an indemnity, in a form and from a financial institution acceptable to Factor in Factor’s sole discretion, which indemnifies Factor in full against  any and all Preference Exposure (as defined below) or any other possible preference or other similar action or claim against Factor by a trustee in bankruptcy, debtor in possession, receiver, custodian or other party related to payments received by Factor; (iv) Client has met all obligations to Factor hereunder as of such time, and (v) Client executes and delivers a written release to Factor, in a form provided by and acceptable to Factor, releasing Factor from all liabilities hereunder, then Factor shall promptly terminate Factor's lien on the Collateral.

12. MISCELLANEOUS
(a) Client shall pay Factor $10.00 for each wire transfer made by Factor to Client, $15.00 for each wire transfer made by Client or any Account Debtor to Factor, $20.00 for each FedEx, $20.00 for each cashier's check, $5.66 for each certified piece of mail, standard postage rates for the mailing of invoices, $28.00 for each Dun & Bradstreet report, all amounts billed to Factor by Factor’s lawyers in matters related to the Client, and all costs related to Factor’s ongoing UCC and tax lien searches on Client; provided, however that if Factor’s cost for the preceding items increases, Client shall also pay an additional amount equal to such increase.

(b) This Agreement and the Exhibits and attachments hereto constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements of any kind whatsoever, confidentiality agreements, commitments, negotiations and understandings of the parties.  No supplement, modification or amendment of this Agreement or any part thereof shall be binding unless executed in writing by both parties.  This Agreement may not be assigned by Client without the prior written consent of Factor.  This Agreement may be assigned by Factor without notice to or the consent of Client.
(c) All rights, remedies and powers granted to Factor in this Agreement, or in any other instrument or document given by Client to Factor, are cumulative and may be exercised singularly or concurrently with such other rights as Factor may have.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.
(d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(e) Client shall hold Factor harmless against any Customer ill will arising from (i) Factor's verification or collection of, or attempts to collect, any Account, and/or (ii) any other actions of Factor pursuant to this Agreement.  Factor may cease attempts to collect any Accepted Account at any time.
(f) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed sufficiently given only if served personally on the party to whom notice is to be given, or sent by facsimile (followed by a phone call which confirms receipt) or mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Client:
South Atlantic Traffic Corporation
2295 Town Lake Pkwy, Suite 116
Woodstock, GA 30189
Attn: Michael Hunter
Phone:  (678) 494-8103
Fax:  (678) 494-8104

To Factor:
Benefactor Funding Corp.
249 Clayton St., Ste. 200
Denver, CO 80206
Attn: Thomas R. Smeltz
Phone: (303) 333-6111
Fax: (303) 333-5530

or to such other address as the party may have specified in a notice duly given to the other party as provided herein.  Such notice or communication will be deemed to have been given as of the date so delivered or faxed (and confirmed) or three days after the date so mailed.
(g)        This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws otherwise applicable to such determinations.  Client and Factor agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Factor so elects, be instituted in any court sitting in Colorado (the "Acceptable Forums").  Client and Factor agree that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of Colorado or otherwise in those courts in any such suit, action or proceeding.  Should such proceeding be initiated in any other forum, Client waives any right to oppose any motion or application made by Factor as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.
(h)        If an Account Debtor of Client files for or is forced into bankruptcy, receivership or any other similar protection or status, or if Factor believes in its sole discretion that an Account Debtor of Client  may file or be forced into bankruptcy, receivership or any other similar protection or status, and there is the possibility of a preference or other similar action or claim against Factor by a trustee in bankruptcy, debtor in possession, receiver, custodian or other party related to payments received by Factor, then a Recourse Event under this Agreement shall have occurred and, in addition to other rights and remedies hereunder, then Factor may, at Factor’s option, require that the Client immediately increase the Client's Reserve Account by the Preference Exposure (as defined below), and maintain a balance in the Client's Reserve Account equal to the sum of the amount in the Client's Reserve Account as required elsewhere in this Agreement plus the Preference Exposure (as defined below).  Upon the expiration of the statute of limitations relating to all avoidance actions under the Bankruptcy Code or similar state insolvency statute, Factor shall pay any balance in the Client's Reserve Account to Client.  Preference Exposure shall mean the total claim which a Trustee under the Bankruptcy Code (or equivalent state or federal statute) could possibly assert against Factor relating to a Bankruptcy Case (or similar proceeding) filed by or against, or which Factor in its sole discretion believes may be filed by or against, an Account Debtor of Client.  If the situation described in the first sentence of this Section 12(h) occurs, Factor may also, at its option, hold or pay over to the trustee in bankruptcy, debtor in possession, receiver, custodian or other party, Client’s Reserve Account in an amount equal to Preference Exposure. Furthermore, if a trustee in Bankruptcy, debtor in possession, receiver, custodian or other party demands that any payment received by Factor be returned and/or given to such party or to a bankruptcy estate, then a Recourse Event under this Agreement shall have occurred and Client shall owe Factor any and all amounts demanded by such trustee in bankruptcy, debtor in possession, receiver, custodian or other party, and Client shall pay such amounts to Factor immediately upon Factor’s demand.  Client also agrees to indemnify Factor and hold Factor harmless from and against any such preference or other similar action or claim, regardless of whether such action or claim is brought during the term of this Agreement or after termination of this Agreement.  This Section (h) shall survive the termination of this Agreement and shall remain in effect for seven years after termination of this Agreement.
(i) If Factor receives a payment from an Account Debtor and such Account Debtor demands that the payment be returned, for any reason whatsoever, then a Recourse Event under this Agreement shall have occurred and Client shall owe Factor any and all amounts demanded by such Account Debtor, and Client shall pay such amounts to Factor immediately upon Factor’s demand.  In addition, Client agrees to indemnify and hold harmless Factor against any claims asserted by any person or entity related in any way to the factoring relationship or any payment made to Factor, whether or not such claims are asserted before or after termination of this Agreement.  This Section (i) shall survive the termination of this Agreement and shall remain in effect for seven years after termination of this Agreement.
(j) Each of Client and Factor hereby (1) waive any right it may have to a jury trial, or any right to claim or recover in any litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages, plus interest and fees, and (2) acknowledge that it has been induced to enter into this Agreement and the transactions contemplated hereby by, among other things, the mutual waivers contained in this subsection (j).

(k) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either party may execute this Agreement by signing any such counterpart.  A fax or scanned signature of any party on any counterpart shall be effective as the original signature of the party executing such counterpart.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

FACTOR:

BENEFACTOR FUNDING CORP.

By:
Title: Vice President

CLIENT:

SOUTH ATLANTIC TRAFFIC CORPORATION WHICH SOMETIMES USES THE NAME SATCO

By:
Title: President

CONTINUING GUARANTY AND WAIVER

                      Reference is made to the Factoring and Security Agreement (the "Agreement") dated as of October 28, 2009, between South Atlantic Traffic Corporation, a Florida corporation, which sometimes uses the name SATCO (collectively the "Client") and Benefactor Funding Corp., a Colorado corporation ("Factor").  The terms used herein, where applicable and appropriate, shall have the same meaning as the terms used and defined in the Agreement.  This Continuing Guaranty and Waiver is hereby defined as the “Guaranty”.

For valuable consideration and to induce Factor to enter into the Agreement, the undersigned entity hereby agrees as follows:

1.  The undersigned entity hereby absolutely and unconditionally guarantees the payment and performance of Client's representations, warranties, covenants, agreements, debts and obligations under the Agreement and all Exhibits thereto (collectively, the "Obligations"), and agrees to pay to Factor upon demand all losses, damages and expenses of Factor resulting from and/or incurred in connection with the breach thereof.  The undersigned entity hereby grants Factor a security interest in all of the undersigned entity's assets to enforce the Obligations and the undersigned entity's other obligations hereunder.  The undersigned entity shall be primarily liable for such Obligations and Factor may invoke the benefits of this Guaranty without pursuing any remedies against Client, without the necessity of joining other guarantors in any action, and without proceeding against any collateral of Client for such Obligations.

2.  The undersigned entity hereby agrees that any indebtedness of Client now or hereafter held by the undersigned entity is hereby subordinated to the Obligations and any other indebtedness of the Client to Factor.  Any indebtedness of the Client to the undersigned entity, if Factor shall request, shall be collected, enforced and received by the undersigned entity as Trustee for Factor and shall be paid over to Factor, without reducing or affecting the liability of the undersigned entity under the other provisions of this Guaranty.

3.  Any one or more of the following shall be an Event of Default hereunder:  (a) any Event of Default described in Section 10 of the Agreement, (b) any default in payment or performance of any indebtedness, instrument or Obligation hereby guaranteed, (c) any sale, transfer, conveyance or encumbrance of undersigned entity's ownership interest in Client, if any, or (d)  any levy, assessment, attachment, seizure, lien or encumbrance for any cause or reason whatsoever upon any material part of the undersigned entity's assets.
If an Event of Default hereunder occurs, any and all indebtedness, instruments and Obligations hereby guaranteed shall become due and payable by the undersigned entity immediately, without demand or notice, and Factor may immediately exercise any or all rights and remedies against the undersigned entity, which include, without limitation, (i) enforcement of the security interest given hereunder against the undersigned entity's assets pursuant to the Uniform Commercial Code or any other law, (ii) entering the premises of the undersigned entity and taking possession of personal property, and (iii) retaining any surplus realized from asset sales and holding undersigned entity liable for any deficiency as provided by law.

4.  This Guaranty is a continuing guaranty of the Obligations and/or any indebtedness of Client under the Agreement and each and every other agreement between Factor and Client, and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Obligations may be outstanding.

5.  Neither this Guaranty nor any provision hereof may be modified, amended, waived, discharged or terminated except by an instrument in writing duly signed by Factor.

6.  Without notice to the undersigned entity and without affecting or impairing the obligations of the undersigned entity hereunder, Factor may compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to the Agreement or any other document otherwise with respect to the Obligations or may grant other indulgences to Client in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any document evidencing an Obligation or otherwise with respect to the Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Obligations or any guaranty of the Obligations, or any portion thereof.
7.  The undersigned entity agrees to reimburse Factor on demand for: the actual costs, including photocopying (which, if performed by Factor’s employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which the undersigned entity is a party; and the actual amount of all costs and expenses, including attorneys' fees, which Factor may incur in enforcing this Guaranty and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against the undersigned entity, including those (i) arising out of the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of the undersigned entity’s plan thereunder.

8.  The undersigned entity makes the following waivers with full knowledge and understanding that such waivers, if not so made, might otherwise result in the undersigned entity being able to avoid or limit the undersigned entity's liability as guarantor hereunder either in whole or in part:
(a) the undersigned entity waives: (i) notice of the acceptance by Factor of this Guaranty; (ii) notice of financial accommodations consisting of Obligations; (iii) notice of any adverse change in the financial condition of Client, of any change in value, or the release, of any collateral, or of any other fact that might increase the undersigned entity's risk hereunder; (iv) notice of any Event of Default; and (v) all other notices (except if such notice is expressly required to be given to the undersigned entity hereunder) and demands to which the undersigned entity might otherwise be entitled;
(b) the undersigned entity waives any right to revoke this Guaranty as to future Obligations, and upon execution of this Guaranty, the undersigned entity will not have any right to revoke this Guaranty as to any future indebtedness and, thus, may have no control over its ultimate responsibility for the Obligations; and
(c) if, contrary to the express intent of this Guaranty, any such revocation is effective notwithstanding the foregoing waivers: (i) no such revocation shall be effective until thirty days after written notice thereof has been actually received by Factor; (ii) no such revocation shall apply to any Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the rate, payment terms, or other terms and conditions thereof); (iii) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a commitment by Factor which is, or is believed in good faith by Factor to be, in existence on the date of such revocation; (iv) no payment prior to the date of such revocation shall reduce the obligations of the undersigned entity hereunder; and (v) any payment from any source other than the undersigned entity, subsequent to the date of such revocation, may, at the option of Factor be first be applied to that portion of the Obligations as to which the revocation by the undersigned entity is effective and, to the extent so applied, shall not reduce the obligations of the undersigned entity hereunder.

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9.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado.  The undersigned entity and Factor agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Guaranty, shall, if Factor so elects, be instituted in any court sitting in Colorado (the "Acceptable Forums").  The undersigned entity and Factor agree that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty, and waives any and all objections to jurisdiction or venue that it may have under the laws of Colorado or otherwise in those courts in any such suit, action or proceeding.  Should such proceeding be initiated in any other forum, the undersigned entity waives any right to oppose any motion or application made by Factor as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

10.  THE UNDERSIGNED ENTITY WAIVES ANY AND ALL SURETYSHIP DEFENSES, WHETHER ARISING BY CONTRACT, STATUTE OR BY OPERATION OF LAW.

11. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE UNDERSIGNED ENTITY AND FACTOR WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED ENTITY AND FACTOR OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED ENTITY AND FACTOR FURTHER WAIVE ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND THE UNDERSIGNED ENTITY AND FACTOR HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER THE UNDERSIGNED ENTITY OR FACTOR MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVI-DENCE OF THE CONSENT OF THE UNDERSIGNED ENTITY AND FACTOR TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.  THE UNDERSIGNED ENTITY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY ORAL OR WRITTEN REPRESENTATION BY FACTOR IN ENTERING INTO THIS GUARANTY AND THAT IT HAS FREELY, WITHOUT COERCION OR DURESS, ENTERED INTO THIS GUARANTY.

IN WITNESS WHEREOF, the undersigned entity has executed this Guaranty as of the 28th day of October, 2009.

EGPI FIRECREEK, INC.

/s/ Robert Miller Jr.
By:
	Title:	Ex VP

Address:
6564 Smoke Tree Lane
Scottsdale, AZ 85253
Tax ID Number: 88-0345961

Creative Capital Associates, Inc. P.O. Box 1926 Silver Spring, MD 20915 301-681-0080 eFax 240-526-5031 ccassociates.com

October 22, 2009

Mr. Michael Hunter
South Atlantic Traffic Corporation
2295 Towne Lake Pkwy, Suite 116
Woodstock, GA 30189

RE: Factoring Proposal

Creative Capital Associates, Inc. is pleased to offer accounts receivable funding to South Atlantic Traffic Corporation, with the following terms and conditions. Actual financing will be offered subsequent to the completion of due diligence process.

Factoring Line:	One Millions Dollars ($1,000,000)
Advance Rate:	80% of invoice face value
Reserve:	Each week paid invoices will have the fees deducted from its reserve
Discount Fee:	1.88% of face value of invoice for the initial 30 days
Ongoing Fee:	Beyond the initial 30 days add 0.63 % for each 10 day period (31-40, 41-50 etc)

Closing Costs:	One time $750.00 deducted from first funding or upon demand at CCA’s option
Documents required:	Factoring and Security Agreement
UCC-1 Financing Statement, 1st position on A/R
Corporate Guaranty by EGPI Firecreek

The rates are based on a 6 month commitment to fund $ 500,000 each month. Only invoices from customers deemed creditworthy are acceptable. Customer accounts being financed must have all payments made to our lockbox. Each customer account cannot exceed its credit limit. Invoices will be verified through customer contact. Ninety day buy back condition on overdue invoices dated from our funding date.

If the above terms are acceptable, please sign below and fax back to 240-526-4031.

We look forward to working with South Atlantic Traffic Corporation and being a partner in its growth.

Sincerely,

I understand and agree that by signing here, I have completed the evaluation process of looking for a finance company to assist us. I am aware that resources will be expended on our behalf at this point and am prepared to close on documents with the terms stated above. The undersigned hereby authorizes Benefactor Funding Corp. to file UCC-1 Financing Statements and any other financing statement(s) or documents that may be required.
Gary W. Honig
President                                                      Accepted by: _______________________________________ Mr. Michael Hunter, President